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Exhibit O

                           Transactions in the Shares

         TRANSACTIONS BY HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

                              Transactions in Warrants

  Date of     Number of Shares
Transaction    Purchase/(Sold)   Price of Shares
-----------   ----------------   ---------------
  4/28/06         1,502,986            9.35

                    TRANSACTIONS BY ALPHA US SUB FUND VI, LLC

                            Transactions in Warrants

  Date of     Number of Shares
Transaction    Purchase/(Sold)   Price of Shares
-----------   ----------------   ---------------
  4/28/06          22,381              9.35